Exhibit 10.39

Biovest International, Inc.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of this 1st day of October, 2003, by and between Biovest International, Inc. (the “Company”) and James A. Wachholz (“Employee”).

R E C I T A L S:

WHEREAS, the Company is a biotechnology company that develops, manufactures and markets cell culture systems and is the holder of a Cooperative Research and Development Agreement with the National Cancer Institute for the commercialization of a personalized biologic cancer vaccine for treatment of non-Hodgkins lymphoma (the “Business”);

WHEREAS, the Company wishes to enter into this Employment Agreement with Employee, to set forth and govern the terms, conditions and duties of employment of Employee with the Company; and

WHEREAS, the Company and the Employee are desirous of setting forth in this definitive Employment Agreement their respective rights and obligations with respect to Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises in this Agreement and for additional good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the Company and the Employee agree as follows:

1. Employment and Term. On the terms and subject to the conditions of this Agreement, the Company agrees to employ the Employee and the Employee accepts such employment. This Agreement shall commence on October 1, 2003, (the “Commencement Date”) and shall continue in effect for a period of three years from the date hereof. This Agreement shall terminate at the end of said three-year period (the “Termination Date”) unless earlier terminated pursuant to Paragraph 4 below.

2. Duties. Beginning on the Commencement Date, Employee will be employed by the Company to perform the duties, as specified from time to time by the Board of Directors and set forth on Exhibit “A” which is attached hereto, incorporated herein and made a part hereof (“Duties”).

3. Compensation. During the Term of this Agreement, as compensation for Employee performing the Duties, the Company shall pay Employee the compensation, as set forth on Exhibit “B” which is attached hereto, incorporated herein and made a part hereof (“Compensation”).

4. Termination of Employment. Either Employee or Employer may terminate this Agreement as follows:

A. Introductory period. During the initial 90-day period of Employee’s employment term (“Introductory Period”), either Employer or Employee shall have the right to terminate this employment relationship upon 15 days’ written notice. In the event of termination by Employer during this Introductory Period, Employer shall pay Employee’s Base Salary as provided in Exhibit B up to the date of termination and for an additional period of 60 days. These payments shall be made on the regular payroll schedule of Employer.

B. Remainder of Term; Termination Without “Good Cause”. After the Introductory Period, either party may terminate this agreement without “good cause” upon 30 days’ written notice. In the event of termination by Employer, Termination Payments shall be made as herein provided. The Termination Payment to be paid by Employer shall be in an amount equal to Employee’s Base Salary as provided in Exhibit B hereto for the lesser of: (i) one year following notice of termination or (ii) the term of this Agreement remaining following notice of termination, whichever is shorter (the “Termination Payment Term”). The termination payment shall be paid in cash in monthly increments over the Termination Payment Term. In the event of termination by Employee, Employer will pay the Employee the Base Salary earned and expenses reimbursed under this Agreement incurred through the date of the Employee’s termination, and shall have no further responsibility for termination or other payments to Employee.

C. Termination for Good Cause. “Good Cause” means any one or more of the following as determined in the reasonable discretion of Employer :

1) a continuing material breach or material defaults by the Employee of the terms of this agreement, or any related agreement which is an Exhibit hereto;

2) gross negligence, willful misfeasance or breach of fiduciary duty by the Employee;

3) the commission by the Employee of an act of fraud, embezzlement or any other crime in connection with the Employee’s duties;

4) conviction of the Employee of a felony or any other crime that would materially interfere with the performance of the Employee’s duties hereunder.

Employer may terminate Employee’s employment for Good Cause at any time during the term, without the requirement of advance notice. If, before the end of the Term, Employer terminates the Employee’s employment for Good Cause, Employer will pay the Employee the Base Salary earned and expenses reimbursed under this Agreement incurred through the date of the Employee’s termination, and shall have no further responsibility for termination or other payments to Employee.

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5. Non-Competition. Simultaneously with his execution of this Agreement, Employee shall execute a Covenant Not to Compete Agreement with the Company, as set forth on Exhibit “C” which is attached hereto, incorporated herein and made a part hereof.

6. Confidentiality/Waiver of Interest. Simultaneously with the execution of this Agreement, Employee shall execute a Confidentiality/Waiver of Interest Agreement with the Company, as set forth on Exhibit “D” which is attached hereto, incorporated herein and made a part hereof and which shall be effective from the date of execution.

7. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, to the recipient at the address indicated below:

To the Company:	To the Employee:

Biovest International, Inc.	James A. Wachholz
8500 Evergreen Blvd.	45 Constitution Drive
Minneapolis, MN 55433	Southborough MA 01772

or such other addresses or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

8. Severability. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

9. Complete Agreement. This Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Employee and the Company regarding the employment of Employee.

10. Counterparts. This Agreement may be simultaneously executed in two counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

11. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

12. Attorney’s Fees. In the event that either party to this Agreement shall be forced to retain the services of any attorney to enforce any of the provisions hereof, then the prevailing party in any ensuing litigation shall be entitled to recover from the non-prevailing party the prevailing party’s reasonable attorney’s fees, court costs or other expenses of litigation, whether incurred at trial or upon appeal.

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13. Amendments/Waivers. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

	THE COMPANY: Biovest International, Inc.	EMPLOYEE:

By:
Its		James A. Wachholz

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Biovest International, Inc.

EMPLOYEE INVENTIONS AGREEMENT

This Inventions Agreement (the “Agreement”) is made this 1st day of October, 2003 by and between James A. Wachholz (“Employee”) and Biovest International, Inc., its subsidiaries, affiliates and related entities (collectively, the “Company”). In consideration of Employee’s employment and/or continued employment and other good and valuable consideration, receipt of which Employee hereby acknowledges, Employee agrees, as follows:

1. Assigning of Inventions. Employee shall assign and transfer to the Company his/her entire right, title and interest in and to all Inventions (as used in this Agreement, “Inventions” shall include, but not be limited to, ideas, improvements, designs and discoveries), whether or not patentable and whether or not reduced to practice, made or conceived by Employee (whether made solely by employee or jointly with others) during the period Employee performs services for the Company which relate in any manner to the actual or anticipated business, work, or research and development of the Company or its affiliates, or result from or are suggested by any task assigned to Employee or any work performed by Employee for or on behalf of the Company or any of its affiliates. All Inventions are the sole property of the Company.

2. Disclosure of Inventions: Patents. In connection with Inventions:

(a) Employee will disclose all Inventions promptly in writing to the person to whom Employee reports at the Company, with a copy to the President of the Company, in order to permit the Company to enjoy rights to which it may be entitled under this Agreement;

(b) Employee will, at the Company’s request, promptly execute a written assignment of title to the Company for any Invention, and Employee will preserve any Invention as confidential information of the Company; and

(c) Upon request, Employee will assist the Company or its nominee (at the Company’s expense) during and at any time subsequent to Employee’s performance of services for the Company in every reasonable way in obtaining for its own benefit patents and copyrights for Inventions in any and all countries, which Inventions shall be and remain the sole and exclusive property of the Company or its nominee, whether or not patented or copyrighted. Employee will execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all rights, title and interest in such patents and copyrights.

3. Execution of Documents. In connection with Paragraph 4(c), Employee will execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of Inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters patent and copyrights on Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee.

4. Maintenance of Records. Employee will keep and maintain adequate and current written records of all Inventions made by Employee (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

5. Prior Inventions. It is understood that all Inventions, if any, patented or unpatented, which Employee made prior to the time the Company and Employee began to consider Employee’s possible performance of services are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee have set forth on Exhibit A attached hereto a complete list of all such prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation, a current or previous contracting party). The list is complete and if no items are included on Exhibit A, Employee has no such prior inventions. Employee will notify the Company in writing before he/she makes any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights Employee claims in any such Invention or idea. In the event of the Employee’s failure to give such notice. Employee will make no claim against the Company with respect to any such inventions or ideas.

6. Other Obligations. (a) Employee acknowledges that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work there under or regarding the confidential nature of such work. Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company there under.

7. Trade Secrets of Others. Employee represent that Employee’s performance of all the terms of this Agreement and as a consultant or employee to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any other person or entity. Employee will not enter into any agreement, either written or oral, in conflict herewith.

8. Injunctive Relief. Employee acknowledges that any breach or attempted breach by Employee of this Agreement or any provision hereof shall cause the Company irreparable harm for which any adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

9. Modification. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company. Any subsequent change or changes in Employee’s consulting relationship with the Company or Employee’s compensation shall not affect the validity or scope of this Agreement.

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10. Term. This Agreement shall commence simultaneously with the commencement of Employee’s Employment Agreement with Biovest and shall continue for the term of the Employment Agreement and any extension thereof for a period of one year thereafter.

11. Entire Agreement. Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof it is Employee’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

11. Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect, and such paragraph or provision shall be enforced to the maximum extent permissible.

12. Successors and Assigns. This Agreement shall be binding upon Employee’s heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

13. Governing Law. This Agreement shall be governed by the laws of the State of Florida except for any conflicts of law rules thereof which might direct the application of the substantive laws of another state.

14. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

EXECUTED under seal as of the date set forth below.

Dated:

Witness	James A. Wachholz

Accepted and Agreed:

Biovest International, Inc.

By:

Name:
Title:

Exhibit “A”

Employment Agreement

between

Biovest International, Inc.

and

James A. Wachholz

In accordance with Paragraph 2, Employee shall perform the following duties:

The duties of Chief Regulatory Officer (CRO) or such other or additional duties as may be assigned from time to time by the Board of Directors.

Exhibit “B”

Employment Agreement

between Biovest International, Inc.

and

James A. Wachholz

In accordance with Paragraph 3, Employee shall be paid the following Compensation which shall be paid as set forth below:

1. $155,000 annual base salary, payable monthly (the “Base Salary”);

2. Sign-on Bonus in the amount of $10,000, less applicable taxes and withholdings;

3. Annual Bonuses up to 30% of Base Salary if 100% of the Biovest Bonus Goal as determined in the discretion of the Biovest Board of Directors based on revenue and profitability targets as established from time to time by the Biovest Board of Directors (the Biovest Bonus Goal”) is achieved; and

4. Options to purchase 150,000 shares of Biovest Common Stock of the Company (the “Option”) to be subsequently approved by Biovest’s Board of Directors. The Option shall vest in equal quantity increments over the term of this Agreement, The Option shall have an exercise period of seven years following the date of grant. The exercise price for each share under the Option shall be $0.50 per share.

Biovest International, Inc.

Covenant Not to Compete

This Covenant Not to Compete is made and entered into by and between Biovest International, Inc., (hereinafter referred to as the “Company”), and James A. Wachholz (hereinafter referred to as the “Second Party”).

R E C I T A L S:

WHEREAS, the Company is a biotechnology company that develops, manufactures and markets cell culture systems and is the holder of a Cooperative Research and Development Agreement with the National Cancer Institute for the commercialization of a personalized biologic cancer vaccine for treatment of non-Hodgkins lymphoma (the “Business”);

WHEREAS, Second Party has executed an Employment Agreement with the Company;

WHEREAS, Second Party acknowledges that the Company’s Business activities extend throughout the United States and around the world;

WHEREAS, Second Party acknowledges that through such employment he has and/or may acquire a special knowledge of the Company’s Business; and the clients, accounts, business lists, prospects, records, corporate policies, operational methods and techniques and other useful information and trade secrets of the Company (hereinafter all collectively referred to and defined as “Confidential Information”);

WHEREAS, Second Party acknowledges that the Company’s legitimate business interests include the Confidential Information and the Company’s customer goodwill (hereinafter referred to and defined as the “Company’s Legitimate Business Interests”) and that the Company’s Legitimate Business Interests would be harmed if Second Party engaged in competitive activities with the Company anywhere in the world; and

WHEREAS, the Company and Second Party, pursuant to the provisions of this Agreement, wish to enter into an agreement as embodied herein whereby Second Party will refrain from owning, managing, or in any manner or capacity working in a Business that is similar to or competitive with the Business and from soliciting customers of the Company and employees of the Company for competitive purposes as defined herein during Second Party’s employment with the Company and during the period of one year after Second Party’s cessation of employment with the Company in the geographical location of anywhere in the world.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which is acknowledged by the parties, including, but not limited to, the Second Party’s employment with the Company and the continuation of the Second Party’s employment with the Company, the parties mutually agree as follows:

1. Confirmation of Recitals - The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and made an integral part of this Agreement; as such, the recitals shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

2. Definition of Competition - For purposes of this Agreement “Competitive Activity” shall mean the development, manufacture or marketing of cell culture systems or any development, manufacture, marketing or other commercialization of a personalized biologic cancer vaccine for treatment of non-Hodgkins lymphoma.

3. Non-Compete - The Second Party will not do, or intend to do, any of the following, either directly or indirectly, during Second Party’s employment with the Company and during the period of one (1) year after Second Parry’s cessation of employment with the Company, anywhere in the world:

a. Own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company or any other business, entity, agency or organization which conducts an activity that is similar or competitive with the Business; or

b. Solicit prior or current customers of the Company for any purpose in competition (as defined herein) with the Company; or

c. Solicit any then current employees employed by the Company without the Company’s consent.

The Second Party and Company agree that the phrase “Second Party’s cessation of employment with the Company” as used in this Agreement, refers to any separation of Second Party from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or the Second Party (hereinafter referred to and defined as “Second Party’s Cessation of Employment”).

4. Injunction and Damages - Second Party agrees that this Agreement is important, material, confidential, and gravely affects the effective and successful conduct of the Business of the Company, and it effects its reputation and good will and is necessary to protect the Company’s legitimate Business interests. Second Party recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party’s breach of any covenant or agreement contained herein and cannot be compensated by monetary damages alone, and Second Party therefore agrees that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain injunctive relief, both temporary and permanent, against the Second Party from any court of competent jurisdiction. Second Party further agrees that in the event of Second Parry’s breach of any covenant or agreement contained herein, the Company, in addition to its right to obtain injunctive relief, shall further be entitled to seek damages, including, but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company’s reasonable attorney’s fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

5. Miscellaneous - Wherever used in this Agreement, the phrase “directly or indirectly” includes, but is not limited to Second Party acting through Second Party’s wife, children, parents, brothers, sisters, or any other relatives, friends, trustees, agents, associates or entities with which Second Party is affiliated with in any capacity. The Company may waive a provision of this Agreement only in a writing signed by a representative of the Board of Directors of the Company and specifically stating what is waived. The rights of the Company under this Agreement may be assigned; however, the covenants, warranties, and obligations of the Second Party cannot be assigned without the prior written approval of the Company. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict this Agreement in anyway. This Agreement survives after the Second Party’s Cessation of Employment. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second Party and the Company. In the event a court of competent jurisdiction determines any covenant set forth herein to be too broad to be enforceable or determines this Agreement to be unreasonable, then said court may reduce the geographical area and/or the length of time provisions herein, in order to make this Agreement enforceable and reasonable. In construing this Agreement, neither of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

6. Supersedes Prior Agreement - This Covenant Not to Compete shall commence upon the date hereof. This Agreement shall, upon its commencement, supersede any prior Covenants Not to Compete between Second Party and the Company.

7. Second Party Acknowledgment - The Second Party acknowledges that he has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

Executed on this          day of                      2003.

BIOVEST INTERNATIONAL, INC.	SECOND PARTY

By:
Its	James A. Wachholz

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT is made and entered into this 1st day of October, 2003, by and between Biovest International, Inc. (the “Company”) and James A. Wachholz (the “Recipient”).

In consideration of the opportunity of the Recipient to review certain proprietary materials of the Company in connection with the potential opportunity for the Recipient to invest in, perform services for, or otherwise do business with the Company (the ‘Business Opportunity”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1. CONFIDENTIALITY. The parties hereby acknowledge that in connection with discussions relating to the Business Opportunity, the Recipient will likely acquire, or may assimilate, or have access to, certain trade secrets and information of the Company, including but not limited to products, formulas, concepts, inventions, methods, processes, costs, operations, product uses, customers and purchasers which have not been publicly disclosed or are not matters of common knowledge in the fields of work of the Company (“Confidential Information”). The Recipient agrees that both during and after the evaluation by the parties of entering into a Business Opportunity, and regardless of whether any such Business Opportunity is actually consummated, the Recipient will not, without prior written consent of the Company, in any fashion, form or manner, either intentionally or otherwise, or directly or indirectly, divulge, disclose or communicate any of the Confidential Information to any third person, partnership, joint venture, company, corporation or other organization or use such Confidential Information for any purpose other than in connection with evaluating the Business Opportunity, nor shall the Recipient so divulge, disclose or communicate any other information of any kind, nature or description concerning any matters affecting or relating to the business of the Company, without regard to whether any or all of the foregoing matters would be deemed confidential.

2. RECIPIENT’S ASSOCIATES. The Recipient agrees to use all reasonable means to ensure that any such Confidential Information will not be used or disclosed by any other party, including partners, associates, affiliates, employees or agents of the Recipient to the detriment of the Company, or to the advantage of any third party, partnership, joint venture company, corporation or other organization.

3. DISCLOSURE TO THE COMPANY. The Recipient agrees to disclose exclusively to the Company all ideas, products, formulas, methods, plans, developments, improvements or patentable inventions which relate directly or indirectly to the business of the Company and which are known, made or discovered in whole or in part by the Recipient alone or with others at any time during the evaluation by the Recipient of the Business Opportunity, or during the existence of the Business Opportunity. All disclosures are to be made promptly after conception or discovery of the idea, product, formula, method, plan, development, improvement or invention. Any idea, product, formula, method, plan, development, improvement or invention which the Recipient is obligated to disclose to the Company under this Section 3 shall be the property of the Company (unless a separate agreement such as a joint-development agreement is in force), regardless of whether it is actually disclosed by the Recipient to the Company. The Recipient agrees to provide any and all necessary assistance to the Company in making any patent applications or other applications for obtaining exclusive rights, and will do all other things (including but not limited to testifying in any proceedings or suit, and executing any and all applications, assignments, or other documents or instruments) that may be reasonably necessary to vest in the Company or the Company’ assigns all of the rights and interest in, and to apply for, obtain and protect any patent or letters patent, trademark or trade name in the United States and any foreign country, as well as any state or other subdivision thereof for or relating to, the ideas, products, formulas, methods, plans, developments, improvements or inventions.

4. DELIVERY OF MATERIALS TO THE COMPANY. Upon termination of the discussions relating to the Business Opportunity, the Recipient agrees that the Recipient will deliver to the Company all books, records, products, formulas, manuals, letters, notes, memoranda, notebooks, sketches, drawings, plans and all other documents or materials of a confidential nature or otherwise relating to the Company’ business, and also all copies of any of the foregoing, which are in the Recipient’s possession or under the Recipient’s control.

5. INDEMNIFICATION. The Recipient agrees that the Recipient will indemnify the Company in respect of any and all claims, losses, costs, liabilities and expenses (including reasonable attorneys’ and legal assistants’ fees) directly or indirectly resulting from or arising out of any breach or claimed breach of this Agreement.

6. TERM. This Agreement shall commence as of the date first above written and shall continue in full force and effect thereafter for all time until the parties agree in writing to the contrary.

7. REMEDIES. The Recipient agrees that damages at law will be an insufficient remedy to the Company if the Recipient violates the terms of this Agreement and that the Company would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this Agreement, which injunctive relief shall be in addition to any other rights or remedies available to the Company.

8. COST OF ENFORCEMENT. If the Company engages the services of an attorney or any other third party or in any way initiates legal action to enforce its rights under this Agreement, the Recipient agrees to pay to the Company all costs and expenses incurred by the Company relating to the enforcement of this Agreement (including reasonable attorneys’ and legal assistants’ fees before, at and after trial and in appellate proceedings). Such costs and expenses shall be in addition to monies otherwise due it under this Agreement.

9. MISCELLANEOUS. This Agreement shall be interpreted under the laws of the State of Florida, with venue for any action to be in Sarasota County, Florida. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The

Recipient’s obligations under this Agreement shall be binding upon the Recipient’s successors, assigns and other legal representatives. This Agreement shall be construed equally with reference to both parties regardless of which party may have been the draftsman. This Agreement may be executed in multiple counterparts with each counterpart being deemed an original, and altogether constituting one instrument, and facsimile signatures shall be deemed originals.

BIOVEST INTERNATIONAL, INC.

By:

Printed Name:

RECIPIENT

By:

Printed Name:	James A. Wachholz